Exhibit 99.1

NEWS RELEASE

Trinity Industries, Inc. Announces Completion of Spin-off of Arcosa, Inc.
and Resizing of Corporate Credit Facility

DALLAS – November 1, 2018 – Trinity Industries, Inc. (NYSE: TRN) (“Trinity”), announced today that it has completed the separation of its infrastructure-related business, Arcosa, Inc. (“Arcosa”), a growth-oriented manufacturer of infrastructure-related products and services with leading positions in construction, energy, and transportation markets.  The spin-off was effected through a pro rata dividend to Trinity’s stockholders of all outstanding Arcosa shares and is intended to qualify as a tax free distribution for federal income tax purposes.

Arcosa will begin trading “regular way” on the New York Stock Exchange under the ticker symbol “ACA” at market open today.  As a result of the spin-off, Trinity’s focus will center on its integrated rail manufacturing, leasing, and services businesses while continuing to operate its highway products and logistics businesses.

“Today marks an exciting day for the future of Trinity Industries and our history of evolutionary growth,” said Timothy R. Wallace, Trinity’s Chairman, Chief Executive Officer and President.  “We applaud all of our employees for their energy and enthusiasm in achieving this important milestone.  The spirit in which they approached their individual contributions to the separation is testament to our core values of flexibility, collaboration, and dedication to excellence.”

Mr. Wallace continued, “I look forward to focusing our attention and resources on growth initiatives in the North American railcar industry while optimizing our capital structure to support our operational and financial objectives.  Trinity’s history of expanding its products and services gives me a great deal of confidence in our ability to continue to improve, expand, and grow the Company’s footprint in the North American railcar industry.  I believe we have an enormous amount of potential and that the best is yet to come.”

In conjunction with the spin-off and go forward operations of the Company, Trinity also announced today that it has resized and extended its unsecured corporate revolving credit facility through November 2023. The facility was previously scheduled to mature in May 2020. The facility commitment was also decreased from $600 million to $450 million to more appropriately align with the size of the Company’s continuing operations.

About the Spin-off
The Arcosa stock dividend occurred effective at 12:01 a.m. local New York City time on November 1, 2018.  Trinity stockholders of record as of 5:00 p.m. local New York City time on October 17, 2018 received one share of Arcosa common stock for every three shares of Trinity common stock held as of the record date. No fractional shares of Arcosa’s common stock were distributed. Fractional shares of Arcosa’s common stock were aggregated and are being sold on the open market.  The aggregate net proceeds of the sales will be distributed pro rata (based on the fractional share such holder would otherwise be entitled to receive) to Trinity stockholders who would otherwise have been entitled to receive a fractional share of Arcosa’s common stock.

COMPANY DESCRIPTIONS
About Trinity Industries
Trinity Industries, Inc., headquartered in Dallas, Texas, owns businesses that are leading providers of rail transportation products and services in North America.   Our rail-related businesses market their railcar products and services under the trade name TrinityRail®.  The TrinityRail integrated business platform provides railcar manufacturing, maintenance and modifications, as well as railcar leasing and management services.  Trinity also owns businesses engaged in the manufacture of products used on the nation’s roadways and in traffic control, as well as logistical and transportation businesses that provide support services to a variety of industrial manufacturers.   Trinity reports its financial results in three principal business segments: the Rail Group, the Railcar Leasing and Management Services Group, and the All Other Group. For more information, visit: www.trin.net.

About Arcosa
Arcosa, Inc., headquartered in Dallas, Texas, is a growth-oriented manufacturer of infrastructure-related products and services with leading positions in construction, energy, and transportation markets.  Arcosa reports its financial results in three principal business segments: the Construction Products Group, the Energy Equipment Group, and the Transportation Products Group. For more information, visit www.arcosa.com.  Beginning on November 1, 2018, Arcosa will begin “regular-way” trading on the NYSE under the symbol “ACA.”

Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Trinity's estimates, expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements, including, but not limited to, future financial and operating performance, future opportunities and any other statements regarding events or developments that Trinity believes or anticipates will or may occur in the future. Trinity uses the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” “guidance,” “outlook,” and similar expressions to identify these forward-looking statements. Forward-looking statements speak only as of the date of this release, and Trinity expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Trinity’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by federal securities laws. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations, including but not limited to risks and uncertainties regarding economic, competitive, governmental, and technological factors affecting Trinity’s operations, markets, products, services and prices, and such forward-looking statements are not guarantees of future performance. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and “Forward-Looking Statements” in Trinity’s Annual Report on Form 10-K for the most recent fiscal year, as may be revised and updated by Trinity’s Quarterly Reports on Form 10-Q, and Trinity’s Current Reports on Form 8-K.

Investor & Media Contact:
Jessica Greiner
Trinity Industries, Inc.

(Investors) 214/631-4420
(Media Line) 214/589-8909

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